UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under 14a-12

Aveanna Healthcare Holdings Inc.

(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

Aveanna Healthcare Holdings Inc.

Important Notice Regarding the Availability

of Proxy Materials

for the

Stockholders Meeting to be held on

May 10, 2023

For Stockholders of record as of March 13, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/AVAH

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/AVAH
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy materials, including the Proxy Statement, our 2022 Annual Report and proxy card, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before April 28, 2023. Please check the meeting materials for any special requirements for meeting attendance.

To order paper or email copy of proxy materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/AVAH	(866) 648-8133	paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Aveanna Healthcare Holdings Inc.

Meeting Type: Annual Meeting of Stockholders
Date:	Wednesday, May 10, 2023
Time:	9:30 AM, Eastern Time
Place:	Renaissance Atlanta Waverly Hotel & Convention Center
2450 Galleria Parkway, Atlanta, GA 30339
SEE REVERSE FOR FULL AGENDA

Aveanna Healthcare Holdings Inc.

Annual Meeting of Stockholders

THIS IS NOT A BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting.

Please follow the instructions on reverse side to vote on these important matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL

1.

To elect the three Class II director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve a three-year term expiring at the 2026 Annual Meeting of the Company’s stockholders.

1.01 Rodney D. Windley

1.02 Christopher R. Gordon

1.03 Steven E. Rodgers

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 30, 2023.

3.	To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers identified in the accompanying Proxy Statement.

4.

To approve an amendment to our second amended and restated certificate of incorporation (the “Charter”), in the form set forth on Appendix A attached to the accompanying Proxy Statement (the “Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock at any time prior to December 29, 2023, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio at which the Reverse Stock Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split (the “Reverse Stock Split Proposal”).

5.	To consider any other business that is properly presented at the Meeting and any adjournment or postponement thereof.

NOTE: In the proxies’ discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment or postponement thereof.